Exhibit 4.3

GWG HOLDINGS, INC.

RENEWABLE SECURED DEBENTURE SUBSCRIPTION AGREEMENT

To purchase a renewable secured debenture, please complete this form and write a check payable to GWG Holdings, Inc. Send this subscription agreement along with your check and any other documents requested below to GWG Holdings, Inc., 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, or to your broker-dealer. If you have any questions, please call GWG Holdings, Inc. at 877-494-2388, or your broker-dealer.

DEBENTURE PURCHASE AMOUNT:	$
Note: minimum principal amount of $25,000. Above such minimum principal amount, debentures must be purchased in $1,000 increments.

INTEREST PAYMENT SCHEDULE (please select one for each debenture):

Debenture Term	Principal	Monthly Interest Payments*	Annual Interest Payments	Upon Maturity
Six month	$	☐	☐	☐
One year	$	☐	☐	☐
Two years	$	☐	☐	☐
Three years	$	☐	☐	☐
Four years	$	☐	☐	☐
Five years	$	☐	☐	☐
Seven years	$	☐	☐	☐
Total	$

*	The monthly payment date is the 15th calendar day (or, if such date is not a business day, then the next business day thereafter).

FORM OF OWNERSHIP (please select one):

☐ Individual Investor	☐ Joint Tenants with right of survivorship Note: Both joint tenants must sign this agreement.

☐ Corporation, LLC, Partnership, Limited Partnership or Trust Note: Please include a trust resolution or the appropriate corporation or partnership documents authorizing you to make this investment.	☐ Tenants in Common Note: Both joint tenants must sign this agreement.

☐ IRA, Employee Benefit Plan or other retirement plan	☐ Other (e.g., custodian for minor)

DEBENTURE PURCHASER:

Full name of Individual Investor, Joint Tenants, Tenants in Common or custodian for minor:

First name                                 Middle name                             Last name                             SSN                             Birthdate

Full name of second Joint Tenant, Tenant in Common or minor beneficiary (if applicable):

First name                                 Middle name                             Last name                             SSN                             Birthdate

Full name of Corporation, LLC, Partnership, Limited Partnership or Trust:

Print legal name                                                                                                                           TIN

Full name and title of authorized agent, partner, representative or trustee (as applicable):

First name                               Middle name                            Last name                             Title

PRIMARY ADDRESS (correspondence will be sent to this address): *

Address                                                      City                                                      State                                                      Zip code

Daytime phone                                       Evening phone

Email address *

*	All reports, notices and information will be sent to the email address indicated above. In the event GWG Holdings receives notice that an email transmission has failed to be delivered, reports, notice and information will be mailed to the address above. Please note that the indenture for the renewable secured debentures permits GWG Holdings to charge you the cost of mailing such reports, notices and information. See section 2.14 of the indenture. If you do not wish to receive reports and information in electronic format by email, please contact GWG Holdings at 877-494-2388.

DIRECT DEPOSIT: GWG Holdings will electronically deposit your principal and interest payments to the account listed on your Direct Deposit Form (attached below). Please complete and sign the reverse side of the Direct Deposit Form for automatic deposit to either your checking or savings account.

PASSWORD: When you call GWG Holdings to discuss your investment, you may be asked to verify your identification by answering the following question. What is your mother’s maiden name?

Answer:                                                                                                                                    .

CERTIFICATION: Under penalties of perjury, I hereby declare and certify that:

•	I am a bona fide resident of the state listed in the primary mailing address;

•	I have received and read the prospectus (and all documents incorporated by reference into the prospectus) provided by GWG Holdings, Inc. and understand the risks associated with this investment;

•	I have determined that this investment is suitable for me;

•

I understand that the debentures are an obligation of GWG Holdings, Inc. only and are not bank certificates of deposit and are not guaranteed or insured by the FDIC or any other entity (other than GWG Life Settlements, LLC, a wholly owned subsidiary of GWG Holdings, Inc.), the debentures are illiquid and do not trade in a secondary market, and that I risk the loss of my entire principal amount and all accrued but unpaid interest when purchasing the debentures;

•	the social security number or tax identification number listed above is correct; and

•

I am not subject to backup withholding, either because the Internal Revenue Service has not notified me that I am subject to backup withholding as a result of a failure to report all interest or dividends or I have been notified that I am no longer subject to backup withholding.

I understand that my purchase offer is subject to the terms contained in the prospectus, may be rejected in whole or in part and will not become effective until accepted by GWG Holdings, Inc.

SIGNATURES:

Individuals, Joint Tenants, Tenants in Common or Custodians for Minors:	Corporation, LLC, Partnership, Limited Partnership or Trust:

Individual, First Joint Tenant, Tenant in Common or custodian for minor	Name of Corporation, LLC, Partnership, Limited Partnership of Trust

(Second Joint Tenant or Tenant in Common, if applicable)	Signature of Signor and Title

Date	Date

DIRECT DEPOSIT FORM

Direct Deposit Account Information (please check one):

☐	I currently receive direct deposit payments from an existing GWG investment. Please deposit all principal and interest payments for this/these new debenture(s) into the same account.

☐	Please deposit my payments into the account listed below. Note: If this option is chosen, the account owner must attach a VOIDED check (or deposit slip if the account is a savings account) to the reverse side of this form.

Account Owner Name(s):                                                        ☐ Checking    ☐ Savings    ☐ Other

Account Number:

Bank Routing Number (9 digits): ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Bank Name:                                                                 Branch Location:

Note: Some financial institutions (e.g., brokerage firms, custodians, mutual savings banks, credit unions, money market funds, etc.) also require “for further credit” information to correctly indentify direct deposit accounts. If your financial institution requires this additional information, please list it below. If you are unsure if this additional information is required, please call your financial institution.

For further credit:

DIRECT DEPOSIT AUTHORIZATION

As the investor of record and authorized signatory of the account listed above, I hereby authorize GWG Holdings, Inc., its affiliates, or its agents (collectively referred to hereinafter as “GWG”) to deposit interest and principal payments owed to me by initiating account credit entries to my financial institution listed on this form. Further, I authorize my financial institution to accept and to credit any credit entries initiated by GWG to the listed account. In the event of an erroneous credit entry, I also authorize GWG to debit the account for an amount not to exceed the original amount of the erroneous credit. This authorization shall remain in full force and effect until GWG and my financial institution have received written notice from me of its termination in such time and in such manner as to afford GWG and my financial institution reasonable opportunity to act on it. In the event the listed account is closed, I will promptly notify GWG of an alternate account into which payments can be made.

By:
	Authorized Signature	Date

Mail to: GWG Holdings, Inc., 222 South Sixth Street, Suite 1200, Minneapolis, MN 55402.

[REVERSE SIDE OF DIRECT DEPOSIT FORM]

ATTACH VOIDED CHECK or DEPOSIT SLIP HERE